Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Tatiana Cardoso Anicet, Brazilian citizen, married, business administrator, bearer of the ID no. XXXXXXXXXXXX and enrolled with the Brazilian Taxpayer Register (CPF) under no. XXXXXXXXXXXX, with professional address at Engenheiro Luiz Carlos Berrini Avenue, 1376, Cidade Monções, in the City of São Paulo, State of São Paulo, as the undersigned’s true and lawful attorney-in-fact to:

(1)       obtain and maintain credentials, including any Form ID or amended Form ID, to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next, including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the undersigned’s agent for such purposes;

(2)       execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of Telefônica Brasil S.A. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

(3)       upon instructions received from the undersigned, do and perform any and all acts, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any applicable stock exchange or similar authority;

PROCURAÇÃO

Saibam todos, por meio desta, que o abaixo-assinado nomeia e constitui a Sra. Tatiana Cardoso Anicet, brasileira, casada, administradora, portadora do RG nº XXXXXXXXXXXX e inscrita no CPF sob o nº. XXXXXXXXXXXX, com domicílio profissional na Av. Engenheiro Luiz Carlos Berrini, 1376, Cidade Monções na cidade de São Paulo, estado de São Paulo, como sua legítima procuradora, conferindo-lhe poderes para:

(1) obter e manter credenciais, incluindo qualquer Form ID ou Form ID alterado, para permitir ao outorgante, direta ou indiretamente, inclusive por meio de entidade delegada, administrador de conta ou outro agente de protocolo designado, enviar e arquivar informações e documentos por meio do sistema Electronic Data Gathering and Retrieval (“EDGAR”) da SEC ou de seu sucessor, EDGAR Next, incluindo códigos de identificação, códigos de verificação, senhas e códigos de gerenciamento de senhas, bem como quaisquer certificações ou confirmações anuais relacionadas, atuando como agente do outorgante para tais finalidades;

(2)       assinar, por e em nome do outorgante, na qualidade de pessoa sujeita às obrigações de reporte previstas na Seção 16 do Securities Exchange Act de 1934, conforme alterado (o “Exchange Act”), e de acordo com as regras aplicáveis à Telefônica Brasil S.A. (a “Companhia”), os Formulários 3, 4 e 5, incluindo quaisquer alterações, nos termos da Seção 16(a) do Exchange Act;

(3)       mediante instrução do outorgante, praticar todos e quaisquer atos, direta ou indiretamente, inclusive por meio de entidade delegada, administrador de conta ou outro agente designado, para e em nome do outorgante, que sejam necessários ou desejáveis para preencher e assinar quaisquer Formulários 3, 4 ou 5, preencher e assinar qualquer alteração ou alterações a eles relacionadas, e protocolar tais documentos tempestivamente perante a U.S. Securities and Exchange Commission (a “SEC”) e qualquer bolsa de valores ou autoridade similar aplicável;

(4)        act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

The undersigned hereby grants to such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes or delegee or delegees of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

(4)       atuar como administrador da conta EDGAR do outorgante, incluindo: (i) nomear, remover e substituir administradores de conta, usuários, administradores técnicos e entidades delegadas; (ii) manter a segurança da conta EDGAR do outorgante, incluindo modificar códigos de acesso; (iii) manter, modificar e certificar a precisão das informações no dashboard da conta EDGAR do outorgante; (iv) atuar como ponto de contato do EDGAR em relação à conta do outorgante; e (v) executar quaisquer outras ações previstas na Regra 10 do Regulamento S-T referentes a administradores de conta.

O outorgante confere, por meio desta, à procuradora, plenos poderes e autoridade para, isoladamente, executar e praticar todo e quaisquer atos ou coisas de qualquer natureza que forem indispensáveis, necessários ou adequados ao exercício dos direitos e poderes aqui concedidos, da mesma forma que o outorgante poderia ou estaria disposto a fazer se estivesse pessoalmente presente, com plenos poderes de substituição, delegação ou revogação, ratificando e confirmando todos os atos praticados por tal procuradora ou por seus substitutos ou delegado ou delegados, de forma lícita, com base nesta procuração e nos direitos e poderes nela previstos. O outorgante reconhece que a procuradora acima, ao atuar nesta qualidade a pedido do outorgante, não assume, e a Companhia tampouco assume, qualquer responsabilidade do outorgante relativa ao cumprimento da Seção 16 do Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned in respect of the subject matter described herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 05 day of February, 2026.

Esta Procuração permanecerá em pleno vigor até que o outorgante não esteja mais obrigado a apresentar os Formulários 3, 4 e 5 relativos a sua propriedade e transações envolvendo valores mobiliários emitidos pela Companhia, salvo se revogada anteriormente pelo outorgante mediante instrumento escrito, devidamente assinado e entregue à procuradora acima mencionada. Esta Procuração substitui todas as procurações anteriormente emitidas pelo outorgante sobre a matéria aqui tratada.

EM TESTEMUNHO DO QUE, o outorgante firma a presente procuração na data de 05 de fevereiro de 2026.

Name / Nome:	Jordi Gual Solé

Signature / Assinatura:	/s/ Jordi Gual Solé

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